UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: February 22, 2005

NALCO HOLDING COMPANY

Delaware  011-32342   16-1701300
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60005

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 18, 2005, Nalco Holding Company executed Restricted Stock Unit Agreements with its non-management directors who are not independent. The Board of Directors for Nalco Holding Company approved revisions to the standard director compensation arrangements to provide for these grants to non-management directors who are not independent on December 13, 2004. A representative Restricted Stock Unit Agreement is attached as an exhibit.

Each non-management director receives the following compensation for his or her services on the Board of Directors and its Committees: (a) $30,000 annual retainer paid in equal quarterly installments; (b) $1,000 for each Board or Committee meeting attended; and (c) 2000 restricted stock units per year vesting into unrestricted shares on the second anniversary of the grant if the Director continues in his or her service on the vesting date. The Chairperson of the Audit Committee receives an additional annual payment of $5,000 paid in equal quarterly installments.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.
The following exhibit is furnished pursuant to Item 9.01 of Form 8-K:

(99.1)	Restricted Stock Unit Agreement Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                NALCO HOLDING COMPANY

                 /s/ Stephen N. Landsman
                Secretary

Date: February 22, 2005